Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Mynaric AG

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value(1)	Other	574,464(2)	$21.02(3)	$12,075,233.28	0.0001476	$1,782.30
Total Offering Amounts					$12,075,233.28		$1,782.30
Total Fee Offsets(4)							–
Net Fee Due							$1,782.30

(1) American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-260613). Four ADSs represent one ordinary share.

(2) Represents ordinary shares issuable upon the exercise of options granted under the Stock Option Program 2022 (“SOP 2022”), the ordinary shares issuable under the Restricted Stock Unit Program 2022 (“RSUP 2022”) and the options granted under the Stock Option Program 2023 (“SOP 2023”) in each case as of the date of this registration statement that may be settled in ordinary shares. The total amount registered represents 115,000 ordinary shares issuable upon the exercise of options granted under the SOP 2022, 197,317 ordinary shares issuable upon the exercise of options granted under the RSUP 2022 and 262,147 ordinary shares issuable upon the exercise of options granted under the SOP 2023. The number of ordinary shares being registered also includes an indeterminate number of ordinary shares that may be issuable as a result of stock splits, stock dividends or similar anti-dilution adjustments of the outstanding ordinary shares in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(3) The proposed maximum offering price per unit, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $5.17 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on The Nasdaq Global Select Market on May 10, 2024. Four ADSs represent one ordinary share.

(4) The registrant does not have any fee offsets.